Exhibit 10.1

Equity Transfer Agreement of

Tianjin Zhonghe Auto Sales and Service Co., Ltd.

100% Stock Rights

Between

Tianjin Binhai Shisheng Trading Group Co., Ltd.

And

Wuxi Huitong Automobile Sales and Service Co., Ltd.

2016 Tianjin China

1 Equity Transfer Agreement

The Equity Transfer Agreement is signed in Tianjin on Jun 1st, 2016 by and between the two parties:

Party A: Tianjin Binhai Shisheng Trading Group Co., Ltd., the equity transferor, with Business Registration No. 120000000000542, registered address of 11-102 Room, No.9 of Tengfei Road, Tianjin development Area, Tianjin, China and official company representative of Cheng Weihong.

Party B: Wuxi Huitong Automobile Sales and Service Co., Ltd., the equity transferee, with Business Registration No. 320200000116704, registered address of west of Xinyang Road, north of Xixian Road, east of Xiexin creek and south of Jincheng Road, Tianjin, China and official company representative of Wu Xiangyang.

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Herein:

1. Tianjin Zhonghe Automobile Sales and Service Co., Ltd. (hereinafter referred to as “Target Company”) is a limited liability company that was registered in accordance with the laws of People's Republic of China on September 19th, 2010 in Airport Economic Zone of Tianjin, China. The Company’s registration No. is 120192000068407, registered address is No.8 of Huanhexi Road, Airport Economic Zone of Tianjin, and official company representative is Cheng Weihong. The Target Company’s business scope includes: Sales of motor vehicles (excluding small passenger cars), automobile exhibition service; warehousing services, network information consulting service, international trade and related consulting services, exhibition hall rental, automobile accessories service, office supplies and daily general merchandise sales, international freight forwarding services (sea, land and air), property insurance, short-term health insurance and accidental injury insurance, liability insurance, car agency related service, and advertising business.

2. Target Company is the property holder of Airport International Auto Mall, which is located at No.8 of Huanhexi Road, Airport Economic Zone of Tianjin, China.

3. Hezhong (Tianjin ) International Development Co., Ltd.is the original owner of the Target Company, with whom Party A signed Equity Transfer Agreement on November 30th 2013 to acquire 100% equity interest in Target Company which was previously owned by Hezhong (Tianjin) International Development Co., Ltd. On the execution date of this agreement, Party A legally owns 100% equity interest in the Target Company, and has the rights to dispose the ownership in the Target Company.

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In accordance with the General Principles of Civil Law of the People's Republic of China, Company Law of the People's Republic of China and Contract Law of the People's Republic of China and other relevant laws, and regulations and policy documents, the two Parties, through friendly negotiations, reached the agreement which Party A shall transfer its 100% equity interest in the Target Company to Party B and the two parties will mutually execute the agreed upon terms.

Section 1 Equity Interest Transfer

The transferor will transfer 100% equity interest in the Target Company to the transferee. After the execution of this agreement, Party B will become the sole owner of the Target Company. Party A will no longer hold any equity interest in the Target Company after this tranction.

Section 2 Equity Transfer Price and Payment

(1) Party A hereby agrees to transfer 100% equity interest in Target Company to Party B at a total price of RMB 410 Million ONLY (RMB Four Hundred and Ten Million Yuan Only).

(2) The two Parties hereby agree to make payments of Equity Transfer Price in accordance with the following:

(1) Within 30 days after signing of the agreement, Party B shall pay the balance of equity transaction of RMB169,938,192 to Party A;

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(2) According to the agreed upon installment terms in the previous acquisition of Target Company from Hezhong (Tianjin) International Development Co., Ltd. by Party A, through the execution date of this agreement, Party A owes Hezhong (Tianjin) International Development Co., Ltd. RMB240,061,808 unpaid debt balance (including the principal and interest). After this agreement is signed, the unpaid debt balance should be directly paid to Hezhong (Tianjin) International Development Co., Ltd. by Party B instead of by Party A. The detail payment terms should be clearly stated in Debt Transfer Agreement which was signed by Party A, Party B and Hezhong (Tianjin) International Development Co., Ltd.

Section 3 Transfer of Control

On the execution date of this agreement, Party A and Party B will pursue all the necessary procedures in accordance with the company’s management procedures to handle the information exchange related to the equity transfer to effect the Company’s transfer of control.

Section 4 Bearing of Transaction Costs

(1) Party A and Party B shall both confirm that any tax obligations triggered by this equity transfer be borne and paid by both parties according to the requirements of the laws and regulations.

(2) Party A and Party B shall bear their own costs incurred related to this transaction including the costs for services provided by any third party service providers, in accordance with the relevant agreements.

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Section 5  Guarantee and Commitment by Party A

(1) Party A guarantees that signing and performing this agreement would neither be limited by the party A’s own conditions nor lead to any violations of Party A’s articles of association, resolution of shareholders' meeting or the board of directors of the first part of the of the company, the shareholders or the board of directors, judgment, ruling, the government orders, laws, regulations and contracts.

(2) Party A guarantees that it has complete independent rights and has legitimate, effective and complete rights in disposing the company's 100% equity interest, which has not previously been taken any coercive measure by any authority. If any third party claims its right to Party A's transferring the ownership rights, Party A shall be responsible for settling such claims.

(3) Party A guarantees that prior to Party B’s obtaining the actual control of the Target Company, there will be no replacement or misappropriation of the Target Company’s assets, and no significant changes in the nature of the company's assets, and will not engage in business unrelated to the scope of business. Without Party B's permission, Party A is not permitted to sign any documents or make any disbursements under the name of Target Company.

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(4) Any civil liabilities of the Target Company arising from the undisclosed external borrowings and guarantees to Party B before the Company’s transfer of control shall be borne by Party A.

Section 6 Guarantee and Commitment of Party B

(1) Party B hereby guarantees that all the documents and materials submitted to Party A for the purpose of signing this Agreement are true and complete and has sufficient capital to perform the acquisition and payment obligations agreed upon in this agreement.

(2) Party B guarantees that signing and performing this agreement would neither be limited by the party B’s own conditions nor lead to any violation of Party B’s articles of association,resolution of shareholders' meeting or the board of directors of the first part of the of the company, the shareholders or the board of directors, judgment, ruling, the government orders, laws, regulations and contracts.

(3) Party B agrees to purchase 100% of equity interest in the Target Company under the conditions described in this agreement, and shall bear corresponding responsibilities and obligations as agreed.

(4) Any debt arose by the Target Company after the Company’s transfer of control should be the obligation of Target Company or Party B and shall not be borne by Party A.

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Section 7 Responsibilities of Contingent Liabilities

If Party A fails to disclose contingent liability of Target Company to Party B, which leads to losses or damages to Target Company or Party B after the Company’s transfer of control, Party A shall be responsible for the losses and damages.

Section 8  Liability for Breach of the Agreement

(1) If Party A fails to fulfill the duties of transferring the control in the Target Company according to the agreement, or breach any provisions in this agreement or Party A's promises, Party B may choose to continue fulfilling this agreement or may choose to terminate this agreement, and can collect from Party B liquidated damages in the amount of 10% of the Equity Transfer Price.

(2) If Party B fails to pay the Equity Transfer Price according to the agreement, or breach any terms in this agreement or Party B's promise, Party A may choose to continue fulfilling this agreement or may choose to terminate this agreement, and can collect from Party A liquidated damages in the amount of 10% of the Equity Transfer Price.

Section 9 Modifications, Cancellation and Termination of the Agreement

(1) Party A and Party B may modify, cancel or terminate this agreement through mutual agreements.

(2) In the case that the agreement is cancelled or terminated, the two Parties shall mutually make necessary steps in regards with completing the cancellation or termination of this agreement. If such arrangements cannot be agreed upon, the cancellation or termination will be proceeded in accordance with the relevant laws and regulations.

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Section 10  Notice and Letter of Service

(1) Any notice or other written letter issued under this agreement from one party to the other party shall be sent to the following address and contact information in the form of Express Mail Service (EMS) besides face to face handover:

Party A: Tianjin Binhai Shisheng Trading Group Co., Ltd.

Address: 11-102 Room, No.9 of Tengfei Road, Tianjin development Area

Recipient: Cheng Weihong

Part B: Wuxi Huitong Auto Sales and Service Co., Ltd.

Address: West of Xinyang Road, north of Xixian Road, east of Xiexin creek and south of Jincheng Road

Recipient: Wu Xiangyang

(2) If the notice and letter are sent by Express Mail Service (EMS), the date received should be considered as the 3rd day after the receiving office received the notice and letter.

(3) Any party shall notify the other party in writing in case of any changes in the contact information and address.

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Section 11 Jurisdictions and Dispute Resolution

(1) The act in this Equity Transfer Agreement are subject to the laws of the people's Republic of China.

(2) Any disputes related to the interpretation or performance of this agreement should be first settled through negotiation by the two parties. If disputes cannot be resolved after negotiations, the two parties should pursue seeking a court resolution under the jurisdiction where the agreement is executed. The legal fees and costs related to the litigations shall be borne by the losing party.

Section 12 Effectiveness of the Contract and Miscellaneous

(1) This Agreement shall become effective after Party A and Party B seal.

(2) This agreement is made in six copies, each party holding three copies, each of which has the same legal effect.

Party A:	Party B:

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